As filed with the Securities and Exchange Commission on May 15, 2017

Registration No.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

UNIQURE N.V.

(Exact Name of Registrant as Specified in Its Charter)

Netherlands	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Paasheuvelweg 25a, 1105 BP Amsterdam, The Netherlands	N/A
(Address of Principal Executive Offices)	(Zip Code)

2014 Share Incentive Plan

(Full Title of the Plans)

uniQure, Inc.

113 Hartwell Avenue

Lexington, MA 02421

(Name and Address of Agent For Service)

Tel: +31 20 566 7394

(Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Timothy J. Corbett

Morgan, Lewis & Bockius UK LLP

Condor House, 5-10 St. Paul’s Churchyard

London EC4M 8AL United Kingdom

+44.20.3201.5690

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☐

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

CALCULATION OF REGISTRATION FEE

Name of Plan	Title of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee (3)
2014 Share Incentive Plan	Ordinary Shares	4,070,000	$4.86	(2)	$19,780,200	(3)	$2,292.53
TOTAL	Ordinary Shares	4,070,000	—		$19,780,200		$2,292.53

(1)                                 The 4,070,000 ordinary shares, par value €0.05 per share, of uniQure N.V. (the “Registrant”) are being registered pursuant to the Registrant’s 2014 Share Incentive Plan, as amended (the “2014 Plan”)

(2)                                 In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, (the “Securities Act”),  this Registration Statement shall be deemed to cover an indeterminate amount of additional ordinary shares that may from time to time be issuable under the 2014 Plan as a result of any share split, share dividend or similar transactions.

(3)                                 Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s ordinary shares as reported on the Nasdaq Global Select Market on May 11, 2017.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed solely for the purpose of registering 4,070,000 additional ordinary shares, par value €0.05 per share (“Ordinary Shares”), of uniQure N.V., a (the “Registrant”) to be offered to participants under the Registrant’s 2014 Share Incentive Plan (the “2014 Plan”), originally adopted at the annual general meeting of shareholders on January 9, 2014. The number of shares of Common Stock reserved and available for issuance under the 2014 Plan includes 1,531,471 shares which were previously registered with the Securities and Exchange Commission (the “Commission”) on Form S-8 (File No. 333-197887 filed on August 6, 2014) (the “Prior Registration Statement”).

Pursuant to General Instruction E of Form S-8, the Prior Registration Statement is incorporated herein by reference, except as otherwise noted below.

2

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.*

Item 2.   Registrant Information and Employee Plan Annual Information.*

*The documents containing the information specified in “Item 1. Plan Information” and “Item 2. Registrant Information and Employee Plan Annual Information” of Form S-8 will be sent or given to participants of the 2014 Plan, as specified by Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the Commission either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

The following documents are incorporated herein by reference:

(a)           The Registrant’s annual report on Form 10-K for fiscal year ended December 31, 2016 filed with the Commission on March 15, 2017.

(b)           The Registrant’s quarterly report on Form 10-Q for the quarter ended March 31, 2017 filed with the Commission on May 9, 2017.

(c)           Current Reports on Form 8-K filed on January 30, 2017 and April 20, 2017;

(d)           The description of the securities contained in the registrant’s registration statement on Form 8-A (Registration No. 001-36294) filed with the Commission on January 31, 2014, under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4.   Description of Securities.

Not applicable.

Item 5.   Interests of Named Experts and Counsel.

Not applicable.

Item 6.   Indemnification of Directors and Officers.

Although Dutch law does not expressly provide for the indemnification of officers and directors, the concept of indemnification of directors of a company for liabilities arising from their actions as members of the board is, in principle, accepted in the Netherlands. The registrant’s articles of association provide for indemnification of the board of directors by the company to the fullest extent permitted by Dutch law against liabilities, expenses and amounts paid in settlement relating to claims, actions, suits or proceedings to which a director becomes a party as a result of his or her position.

In addition, the registrant maintains insurance on behalf of its directors and certain other representatives against damages resulting from their conduct when acting in their capacities as such directors or representatives.

Item 7.   Exemption from Registration Claimed.

Not applicable.

Item 8.   Exhibits.

The following exhibits are filed as part of this Registration Statement:

Number	Description	Notes

4.1	Articles of Association	Incorporated by reference to Exhibit No. 1.1 to the annual report on Form 10-K (file no. 001-36294)

4.2	2014 Share Incentive Plan	Incorporated by reference to Exhibit No. 1.1 to the annual report on Form 10-K (file no. 001-36294)

4.3	Form of Inducement Share Option Agreement under 2014 Share Incentive Plan.	Incorporated by reference to Exhibit No. 1.1 to the annual report on Form 10-K (file no. 001-36294)

4.4	Form of Share Option Agreement under 2014 Share Incentive Plan.	Incorporated by reference to Exhibit No. 1.1 to the annual report on Form 10-K (file no. 001-36294)

4.5	Form of Restricted Stock Unit Award under the 2014 Share Incentive Plan.	Incorporated by reference to Exhibit No. 1.1 to the annual report on Form 10-K (file no. 001-36294)

4.6	Form of Performance Stock Unit Award under the 2014 Share Incentive Plan.	Incorporated by reference to Exhibit No. 1.1 to the annual report on Form 10-K (file no. 001-36294)

5.1	Opinion of Rutgers Posch Visée Endedijk N.V., counsel to the Registrant	Filed herewith

23.1	Consent of Rutgers Posch Visée Endedijk N.V. (included in Exhibit No. 5.1)	—

23.2	Consent of PricewaterhouseCoopers Accountants N.V., Independent Registered Public Accounting Firm	Filed herewith

24.1	Power of attorney (included on the signature pages of this registration statement)	—

Item 9.   Undertakings.

1.             Item 512(a) of Regulation S-K.  The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.             Item 512(b) of Regulation S-K.  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.             Item 512(h) of Regulation S-K.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Amsterdam, the Netherlands, on May 15, 2017.

UNIQURE N.V.

By:	/s/ Matthew Kapusta
Matthew Kapusta
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Matthew Kapusta and Maiken Keson-Brookes, and each of them, as his or her true and lawful agent, proxy and attorney-in-fact, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign, and file with the SEC any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Matthew Kapusta	Chief Executive Officer and Director	May 15, 2017
Matthew Kapusta	(Principal Executive and Financial Officer)

/s/ Christian Klemt	Controller	May 15, 2017
Christian Klemt	(Principal Accounting Officer)

/s/ Philip Astley-Sparke	Director	May 15, 2017
Philip Astley-Sparke

/s/ Jack Kaye	Director	May 15, 2017
Jack Kaye

/s/ Dr. Sander van Deventer	Director	May 15, 2017
Dr. Sander van Deventer

/s/ Will Lewis	Director	May 15, 2017
Will Lewis

/s/ David Schaffer	Director	May 15, 2017
David Schaffer

/s/ Paula Soteropoulos	Director	May 15, 2017
Paula Soteropoulos

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement on May 15, 2017.

UNIQURE, INC.

By:	/s/ Maiken Keson-Brookes
Name: Maiken Keson-Brookes
Title: General Counsel

INDEX TO EXHIBITS

Number	Description	Notes

4.1	Articles of Association	Incorporated by reference to Exhibit No. 1.1 to the annual report on Form 10-K (file no. 001-36294)

4.2	2014 Share Incentive Plan	Incorporated by reference to Exhibit No. 1.1 to the annual report on Form 10-K (file no. 001-36294)

4.3	Form of Inducement Share Option Agreement under 2014 Share Incentive Plan.	Incorporated by reference to Exhibit No. 1.1 to the annual report on Form 10-K (file no. 001-36294)

4.4	Form of Share Option Agreement under 2014 Share Incentive Plan.	Incorporated by reference to Exhibit No. 1.1 to the annual report on Form 10-K (file no. 001-36294)

4.5	Form of Restricted Stock Unit Award under the 2014 Share Incentive Plan.	Incorporated by reference to Exhibit No. 1.1 to the annual report on Form 10-K (file no. 001-36294)

4.6	Form of Performance Stock Unit Award under the 2014 Share Incentive Plan.	Incorporated by reference to Exhibit No. 1.1 to the annual report on Form 10-K (file no. 001-36294)

5.1	Opinion of Rutgers Posch Visée Endedijk N.V., counsel to the Registrant	Filed herewith

23.1	Consent of Rutgers Posch Visée Endedijk N.V. (included in Exhibit No. 5.1)	—

23.2	Consent of PricewaterhouseCoopers Accountants N.V., Independent Registered Public Accounting Firm	Filed herewith

24.1	Power of attorney (included on the signature pages of this registration statement)	—